Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Third Quarter Results

Terre Haute, Indiana, October 25, 2022 – First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2022.

●	Net income was $18.1 million compared to $16.1 million for the same period of 2021;
●	Diluted net income per common share of $1.50 compared to $1.24 for the same period of 2021;
●	Return on average assets was 1.43% compared to 1.34% for the three months ended September 30, 2021;
●	Credit loss provision was $1.1 million compared to negative provision for credit losses of $1.5 million for the third quarter 2021; and
●	Pre-tax, pre-provision net income was $23.7 million compared to $18.7 million for the same period in 2021.[1]

The Corporation further reported results for the nine months ending September 30, 2022:

●	Net income was $54.6 million compared to $45.6 million for the same period of 2021;
●	Diluted net income per common share of $4.45 compared to $3.42 for the same period of 2021;
●	Return on average assets was 1.43% compared to 1.28% for the nine months ended September 30, 2021;
●	Negative provision for credit losses was $4.8 million compared to negative provision for credit losses of $3.2 million for the nine months ended September 30, 2021; and
●	Pre-tax, pre-provision net income was $63.2 million compared to $53.8 million for the same period in 2021.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

“We are pleased with our third quarter results” said Norman L. Lowery, Chairman and Chief Executive Officer. “Loan growth continues to be strong which contributed to our sixth straight quarter of net interest income growth.”

Average Total Loans

Average total loans for the third quarter of 2022 were $2.92 billion versus $2.52 billion for the comparable period in 2021, an increase of $402 million or 16.0%.

Total Loans Outstanding

Total loans outstanding as of September 30, 2022 were $2.97 billion compared to $2.48 billion as of September 30, 2021, an increase of $491 million or 19.8%. On a linked quarter basis, total loans increased $82.9 million or 2.9% from $2.89 billion as of June 30, 2022.

Average Total Deposits

Average total deposits for the quarter ended September 30, 2022, were $4.41 billion versus $4.04 billion as of September 30, 2021, an increase of $365 million or 9.0%.

Total Deposits

Total deposits were $4.41 billion as of September 30, 2022, compared to $4.03 billion as of September 30, 2021, an increase of $379 million or 9.4%.

Book Value Per Share

Book Value per share was $36.49 at September 30, 2022, compared to $46.22 at September 30, 2021. The decrease was partially driven by the repurchase of 889,429 shares of the Corporation’s common stock.

Shareholder Equity

Shareholder equity at September 30, 2022, was $438.6 million compared to $594.9 million on September 30, 2021. In the quarter the Corporation repurchased 9,125 shares of its common stock. The decrease in shareholder’s equity is reflective of the downturn in the markets which affected the accumulated other comprehensive income/(loss) (“AOCI”) on investments available for sale. AOCI has decreased $172 million in comparison to September 30, 2021.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 7.01% at September 30, 2022, compared to 10.79% at September 30, 2021. The decrease was partially driven by the aforementioned share repurchases.

Net Interest Income

Net interest income for the third quarter of 2022 was $43.1 million, compared to $36.0 million reported for the same period of 2021, an increase of $7.1 million or 19.64%.

Net Interest Margin

The net interest margin for the quarter ended September 30, 2022, was 3.71% compared to the 3.22% reported at September 30, 2021. On a linked quarter basis, the net interest margin increased 25 basis points from 3.46% as of June 30, 2022.

Nonperforming Loans

Nonperforming loans as of September 30, 2022, were $14.3 million versus $19.5 million as of September 30, 2021. The ratio of nonperforming loans to total loans and leases was 0.48% as of September 30, 2022, versus 0.79% as of September 30, 2021.

Credit Loss Provision

The provision for credit losses for the three months ended September 30, 2022 was $1.05 million, compared to a negative provision for credit losses of $1.50 million for the third quarter 2021.

Net Charge-Offs

In the third quarter of 2022 net charge-offs were $3.02 million compared to $270 thousand in the same period of 2021. On July 12, 2022, the Corporation sold seven classified non farm non residential commercial loans, which were acquired in the two acquisitions in 2019 and 2021, with a total principal balance of $14.9 million. The net recovery on the sale of $361,000 was a result of the charge-off of the seven loans of $2.1 million, netted by the reserve on those loans and the unamortized discount remaining from the acquisitions.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of September 30, 2022, was $39.5 million compared to $40.0 million as of September 30, 2021. The allowance for credit losses as a percent of total loans was 1.33% as of September 30, 2022, compared to 1.61% as of September 30, 2021.

Non-Interest Income

Non-interest income for the three months ended September 30, 2022 and 2021 was $12.1 million and $11.1 million, respectively.

Non-Interest Expense

Non-interest expense for the three months ended September 30, 2022, was $31.5 million compared to $28.5 million in 2021. The year-over-year change is, in part, impacted by the acquisition of Hancock Bancorp in the third quarter of 2021.

Efficiency Ratio

The Corporation’s efficiency ratio was 55.72% for the quarter ending September 30, 2022, versus 59.01% for the same period in 2021.

Income Taxes

Income tax expense for the three months ended September 30, 2022, was $4.6 million versus $4.1 million for the same period in 2021. The effective tax rate for 2022 was 20.61% compared to 20.07% for 2021.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. First Financial Bank N.A., the fifth oldest national bank in the United States, operates 78 banking centers in Illinois, Indiana, Kentucky and Tennessee. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
END OF PERIOD BALANCES
Assets	$5,009,339	$5,006,648	$4,801,093	$5,009,339	$4,801,093
Deposits	$4,407,506	$4,383,257	$4,028,636	$4,407,506	$4,028,636
Loans, including net deferred loan costs	$2,970,475	$2,887,527	$2,479,910	$2,970,475	$2,479,910
Allowance for Credit Losses	$39,495	$41,468	$39,986	$39,495	$39,986
Total Equity	$438,626	$461,531	$594,935	$438,626	$594,935
Tangible Common Equity (a)	$344,617	$367,210	$508,618	$344,617	$508,618

AVERAGE BALANCES
Total Assets	$5,048,849	$5,046,846	$4,818,880	$5,081,779	$4,723,566
Earning Assets	$4,774,080	$4,809,570	$4,615,235	$4,837,110	$4,523,975
Investments	$1,436,179	$1,432,321	$1,325,651	$1,445,657	$1,234,547
Loans	$2,917,457	$2,825,684	$2,515,639	$2,840,103	$2,591,939
Total Deposits	$4,406,187	$4,416,542	$4,041,441	$4,416,845	$3,946,463
Interest-Bearing Deposits	$3,515,568	$3,519,122	$3,223,948	$3,520,152	$3,152,340
Interest-Bearing Liabilities	$95,098	$103,223	$106,936	$101,442	$106,326
Total Equity	$481,225	$494,233	$599,011	$513,527	$600,093

INCOME STATEMENT DATA
Net Interest Income	$43,104	$40,469	$36,028	$121,384	$106,569
Net Interest Income Fully Tax Equivalent (b)	$44,402	$41,665	$37,134	$124,975	$109,812
Provision for Credit Losses	$1,050	$750	$(1,500)	$(4,750)	$(3,244)
Non-interest Income	$12,140	$10,270	$11,092	$36,148	$31,317
Non-interest Expense	$31,504	$30,674	$28,459	$93,522	$84,094
Net Income	$18,051	$15,613	$16,098	$54,588	$45,589

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.50	$1.27	$1.24	$4.45	$3.42
Cash Dividends Declared Per Common Share	$—	$0.54	$—	$0.54	$0.53
Book Value Per Common Share	$36.49	$38.36	$46.22	$36.49	$46.22
Tangible Book Value Per Common Share (c)	$33.27	$32.65	$39.38	$28.67	$39.51
Basic Weighted Average Common Shares Outstanding	12,029	12,248	13,019	12,270	13,320

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Return on average assets	1.43%	1.24%	1.34%	1.43%	1.28%
Return on average common shareholder's equity	15.00%	12.64%	10.75%	14.14%	10.10%
Efficiency ratio	55.72%	59.06%	59.01%	58.04%	59.59%
Average equity to average assets	9.53%	9.79%	12.43%	10.11%	12.70%
Net interest margin (a)	3.71%	3.46%	3.22%	3.44%	3.24%
Net charge-offs to average loans and leases	0.19%	(0.03)%	0.04%	0.19%	0.04%
Credit loss reserve to loans and leases	1.33%	1.44%	1.61%	1.33%	1.61%
Credit loss reserve to nonperforming loans	276.59%	306.97%	205.12%	276.59%	205.12%
Nonperforming loans to loans and leases	0.48%	0.47%	0.79%	0.48%	0.79%
Tier 1 leverage	10.33%	9.97%	10.77%	10.33%	10.77%
Risk-based capital - Tier 1	13.69%	13.51%	16.63%	13.69%	16.63%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Accruing loans and leases past due 30-89 days	$18,626	$20,273	$10,765	$18,626	$10,765
Accruing loans and leases past due 90 days or more	$1,185	$980	$1,355	$1,185	$1,355
Nonaccrual loans and leases	$9,147	$8,383	$13,650	$9,147	$13,650
Total troubled debt restructuring	$3,947	$4,146	$4,489	$3,947	$4,489
Other real estate owned	$214	$170	$884	$214	$884
Nonperforming loans and other real estate owned	$14,493	$13,679	$20,378	$14,493	$20,378
Total nonperforming assets	$17,604	$16,766	$23,622	$17,604	$23,622
Gross charge-offs	$5,653	$2,411	$1,614	$11,318	$5,103
Recoveries	$2,630	$2,613	$1,344	$7,258	$4,257
Net charge-offs/(recoveries)	$3,023	$(202)	$270	$4,060	$846

Non-GAAP Reconciliations	Three Months Ended September 30,
	2022	2021
($in thousands, except EPS)
Income before Income Taxes	$22,690	$20,161
Provision for credit losses	1,050	(1,500)
Provision for unfunded commitments	—	—
Pre-tax, Pre-provision Income	$23,740	$18,661

Non-GAAP Reconciliations	Nine Months Ended September 30,
	2022	2021
($ in thousands, except EPS)
Income before Income Taxes	$68,760	$57,036
Provision for credit losses	(4,750)	(3,244)
Provision for unfunded commitments	(850)	—
Pre-tax, Pre-provision Income	$63,160	$53,792

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	September 30,	December 31,
	2022	2021

	(unaudited)
ASSETS
Cash and due from banks	$328,222	$682,807
Federal funds sold	8,223	308
Securities available-for-sale	1,331,985	1,364,734
Loans:
Commercial	1,717,265	1,674,066
Residential	676,400	664,509
Consumer	570,245	474,026
	2,963,910	2,812,601
(Less) plus:
Net deferred loan costs	6,565	3,294
Allowance for credit losses	(39,495)	(48,305)
	2,930,980	2,767,590
Restricted stock	15,372	16,200
Accrued interest receivable	19,128	16,946
Premises and equipment, net	68,113	69,522
Bank-owned life insurance	116,034	116,997
Goodwill	86,985	86,135
Other intangible assets	7,024	8,024
Other real estate owned	214	108
Other assets	97,059	45,728
TOTAL ASSETS	$5,009,339	$5,175,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$894,348	$914,933
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	56,596	74,015
Other interest-bearing deposits	3,456,562	3,420,621
	4,407,506	4,409,569
Short-term borrowings	89,321	93,374
FHLB advances	9,593	15,937
Other liabilities	64,293	73,643
TOTAL LIABILITIES	4,570,713	4,592,523

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,114,992 in 2022 and 16,096,313 in 2021
Outstanding shares-12,021,998 in 2022 and 12,629,893 in 2021	2,011	2,009
Additional paid-in capital	142,596	141,979
Retained earnings	607,220	559,139
Accumulated other comprehensive income/(loss)	(167,375)	(2,426)
Less: Treasury shares at cost-4,092,994 in 2022 and 3,466,420 in 2021	(145,826)	(118,125)
TOTAL SHAREHOLDERS’ EQUITY	438,626	582,576
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,009,339	$5,175,099

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	(unaudited)
INTEREST INCOME:
Loans, including related fees	$38,021	$31,937	$104,683	$95,760
Securities:
Taxable	7,327	3,627	17,958	10,061
Tax-exempt	2,562	2,234	7,402	6,471
Other	336	347	1,059	1,080
TOTAL INTEREST INCOME	48,246	38,145	131,102	113,372
INTEREST EXPENSE:
Deposits	4,644	1,959	8,793	6,335
Short-term borrowings	418	99	676	291
Other borrowings	80	59	249	177
TOTAL INTEREST EXPENSE	5,142	2,117	9,718	6,803
NET INTEREST INCOME	43,104	36,028	121,384	106,569
Provision for credit losses	1,050	(1,500)	(4,750)	(3,244)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	42,054	37,528	126,134	109,813
NON-INTEREST INCOME:
Trust and financial services	1,015	1,156	3,687	3,774
Service charges and fees on deposit accounts	3,109	2,697	8,845	7,267
Other service charges and fees	4,656	4,466	14,052	13,747
Securities gains (losses), net	—	5	5	111
Gain on sales of mortgage loans	440	1,425	1,705	4,268
Other	2,920	1,343	7,854	2,150
TOTAL NON-INTEREST INCOME	12,140	11,092	36,148	31,317
NON-INTEREST EXPENSE:
Salaries and employee benefits	15,943	15,770	48,953	47,478
Occupancy expense	2,525	2,151	7,419	6,302
Equipment expense	3,311	2,177	9,177	7,195
FDIC Expense	556	313	1,526	898
Other	9,169	8,048	26,447	22,221
TOTAL NON-INTEREST EXPENSE	31,504	28,459	93,522	84,094
INCOME BEFORE INCOME TAXES	22,690	20,161	68,760	57,036
Provision for income taxes	4,639	4,063	14,172	11,447
NET INCOME	18,051	16,098	54,588	45,589
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(41,060)	(2,985)	(165,893)	(12,281)
Change in funded status of post retirement benefits, net of taxes	315	471	944	1,415
COMPREHENSIVE INCOME (LOSS)	$(22,694)	$13,584	$(110,361)	$34,723
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.50	$1.24	$4.45	$3.42
Weighted average number of shares outstanding (in thousands)	12,029	13,019	12,270	13,320